CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 7/Amendment No. 420 to Registration Statement File Nos. 333-216454/811-08306 on Form N-4 of our report dated March 24, 2017, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of Brighthouse Variable Annuity Account B (formerly First MetLife Investors Variable Annuity Account One), and our report dated March 24, 2017, relating to the financial statements and financial statement schedules of Brighthouse Life Insurance Company of NY (formerly First MetLife Investors Insurance Company) (the "Company") (which report expresses an unqualified opinion on the financial statements and the related schedules and includes an explanatory paragraph regarding the Company being a member of a controlled group of affiliated companies such that its results may not be indicative of those of a stand-alone entity as described in
Note 1), both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
December 14, 2017